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                                                                    EXHIBIT 99.1


                   [LETTERHEAD OF LEONARD GREEN & PARTNERS]


                               November 11, 1996


TO:  BOARD OF DIRECTORS
     RITE AID CORPORATION


     I hereby consent to be named in the attached Registration Statement on Form S-4 of Rite Aid Corporation and the Joint Proxy Statement/Prospectus of Rite Aid Corporation and Thrifty PayLess Holdings, Inc. included therein, as a prospective director of Rite Aid Corporation under the circumstances and for the term specified therein.


                                        /s/ Leonard I. Green

                                        Leonard I. Green
                                        Los Angeles, California
                                        November 11, 1996